Registration No. 333-______

As filed with the United States Securities and Exchange Commission on October 7, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zurn water solutions CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-5197013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
511 W. Freshwater Way Milwaukee, Wisconsin (Address of Principal Executive Offices)	53204 (Zip Code)

Zurn water solutions Corporation

Performance Incentive Plan

(Full title of the plan)

PATRICIA M. WHALEY Vice President, General Counsel and Secretary Zurn Water Solutions Corporation 511 W. Freshwater Way Milwaukee, Wisconsin 53204	Copy to: HOWARD A. KENNY BRYAN S. KEIGHERY Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178
(Name and address of agent for service) (414) 643-3739

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $.01 par value per share	6,515,489 shares	$31.93	(2)	$208,039,563.77	(2)	$19,285.27

(1)	The Zurn Water Solutions Corporation Performance Incentive Plan (formerly known as the Rexnord Corporation Performance Incentive Plan) (the “Plan”) initially provided by its terms for the issuance of up to 8,350,000 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”). The Registrant filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on March 29, 2012 (File No. 333-180450), related to 8,350,000 shares of Common Stock issuable under the Plan. On August 1, 2016, following the amendment and restatement of the Plan by the Registrant’s stockholders, the Registrant filed an additional Registration Statement on Form S-8 with the Securities and Exchange Commission (File No. 333-212811) related to an additional 3,800,000 shares of Common Stock issuable under the Plan. On July 30, 2019, following the amendment and restatement of the Plan by the Registrant’s stockholders, the Registrant filed an additional Registration Statement on Form S-8 with the Securities and Exchange Commission (File No. 333-232900) related to an additional 1,000,000 shares of Common Stock issuable under the Plan. In connection with the closing of the Transaction (as defined below), the above stated 6,515,489 shares are being registered in connection with an increase in the number of shares reserved under the Plan pursuant to an automatic adjustment provision contained within the Plan.

The Plan provides for possible adjustment of the number of and class of and/or price of shares subject to outstanding awards, in the event of certain capital or other changes affecting the Common Stock. Thus, in addition to the above stated 6,515,489 shares, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement on Form S-8 also covers an indeterminate number of shares of Common Stock that may become subject to the Plan by means of any such adjustment.

(2)	Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock on the New York Stock Exchange on October 5, 2021.

EXPLANATORY NOTE

As previously disclosed, on February 15, 2021, Zurn Water Solutions Corporation (formerly known as Rexnord Corporation) (the “Company”) entered into definitive agreements with Regal Beloit Corporation (“Regal”), Land Newco, Inc., then a wholly-owned indirect subsidiary of the Company (“Land”), and Phoenix 2021, Inc., a wholly-owned subsidiary of Regal (“Merger Sub”), with respect to a Reverse Morris Trust transaction (the “Transaction”), pursuant to which, and subject to the terms and conditions of the definitive agreements entered into among the parties, (1) the Company transferred (or caused to be transferred) to Land substantially all of the assets, and Land assumed substantially all of the liabilities, of the Company’s Process & Motion Control segment (“PMC”), (2) after which, all of the issued and outstanding shares of common stock, $0.01 par value per share, of Land (“Land common stock”) held by a subsidiary of the Company were distributed in a series of distributions to the Company’s stockholders (the “Distributions”, and the final distribution of Land common stock from the Company to the Company’s stockholders, which was made pro rata for no consideration, the “Spin-Off”) and (3) immediately after the Spin-Off, Merger Sub merged with and into Land (the “Merger”) and all shares of Land common stock (other than those held by the Company, Land, Regal, Merger Sub or their respective subsidiaries) were converted into the right to receive shares of the common stock, $0.01 par value per share, of Regal, as calculated and subject to adjustment as set forth in the merger agreement entered into among the parties. The Transaction closed on October 4, 2021. Following completion of the Transaction, the Company changed its name to “Zurn Water Solutions Corporation”; shares of the Company's common stock trade on the New York Stock Exchange under the ticker symbol “ZWS”.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed by Zurn Water Solutions Corporation (the “Registrant”) pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 6,515,489 additional shares of common stock, par value $.01 per share (the “Common Stock”), for issuance pursuant to the Zurn Water Solutions Corporation Performance Incentive Plan (the “Plan”). This Registration Statement on Form S-8 incorporates by reference the contents of the Registrant’s previous Registration Statements on Form S-8 (File Nos. 333-180450, 333-212811, and 333-232900), and all exhibits thereto, related to the Plan, which were previously filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2012, August 1, 2016, and July 30, 2019, respectively, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant (Commission File No. 001-35475) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated herein by reference:

(a)	The Registrant’s Transition Report on Form 10-KT for the transition period from April 1, 2020, to December 31, 2020;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, filed on April 27, 2021 and July 20, 2021, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed on February 19, 2021, February 25, 2021, April 20, 2021, May 5, 2021, May 20, 2021, August 10, 2021, August 19, 2021, August 24, 2021, August 27, 2021, September 1, 2021, and October 5, 2021.

(d)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A/A filed by the Registrant with the Commission on July 15, 2014, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8.  Exhibits.

Exhibit Number	Description	Incorporated Herein by Reference To	Filed Herewith
4.1(a)	Amended and Restated Certificate of Incorporation of the Registrant, as amended through October 4, 2021	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated October 4, 2021.
4.2	Amended and Restated By-Laws of the Registrant, as amended through October 4, 2021	Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated October 4, 2021.
4.3	Zurn Water Solutions Corporation Performance Incentive Plan, as amended and restated		X
5.1	Opinion of Morgan, Lewis & Bockius LLP		X
23.1	Consent of Ernst & Young LLP		X
23.2	Consent of Morgan, Lewis & Bockius LLP		Contained in Opinion filed as Exhibit 5.1
24	Power of Attorney		Contained in Signatures page to this Registration Statement

Item 9.  Undertakings.

(a)               The undersigned Registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)             Reference is made to the indemnification provisions described in Item 6 of the Registrant’s previous Registration Statement on Form S-8 (File No. 333-180450); as noted above, portions of such Registration Statement on Form S-8 are incorporated by reference into this Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*            *           *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on October 7, 2021.

Zurn Water Solutions Corporation
(Registrant)

By:	/s/ Mark W. Peterson

Mark W. Peterson
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd A. Adams, Mark W. Peterson and Patricia M. Whaley, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

S-1

Name	Capacity

/s/ Todd A. Adams	President, Chief Executive Officer (Principal
Todd A. Adams	Executive Officer) and Director

/s/ Mark W. Peterson	Senior Vice President and Chief Financial Officer
Mark W. Peterson	(Principal Financial and Accounting Officer)

/s/ Mark S. Bartlett	Director
Mark S. Bartlett

/s/ Jacques Donavon Butler	Director
Jacques Donavon Butler

/s/ Thomas D. Christopoul	Director
Thomas D. Christopoul

/s/ George C. Moore	Director
George C. Moore

/s/ David C. Longren	Director
David C. Longren

/s/ Rosemary M. Schooler	Director
Rosemary M. Schooler

/s/ John S. Stroup	Director
John S. Stroup

/s/ Peggy N. Troy	Director
Peggy N. Troy

*Each of these signatures is affixed as of October 7, 2021.

S-2